Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.comS

Altisource Asset Management Corporation Reports a Stock Dividend in Lieu of a Stock Split
and Appointment of New CFO

CHRISTIANSTED, U.S. Virgin Islands, September 8, 2023 (BUSINESS WIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) announces that the Board of Directors has elected to cancel the previously reported 2 for 1 common stock split and instead is proceeding with a 70% stock dividend. The Board also announces the promotion of Richard Rodick, previously Vice President, Finance, to Chief Financial Officer. Mr. Rodick succeeds previous CFO Stephen Krallman, who is resigning from his role effective September 14, 2023

“On further analysis and consideration, the Board has determined that a stock dividend will be utilized instead of a stock split to accomplish the Company’s objective of achieving compliance with the NYSE’s listing requirement of a minimum level of 1,100,000 publicly held shares,” stated Ricardo Byrd, Chairman of the Board. “This is consistent with the remediation plan we submitted to the NYSE on June 30, 2022.” Each stockholder of record on September 18, 2023 will receive a dividend of seven tenths additional share of common stock for each then-held share, with any resulting fractional shares rounded up, to be distributed after close of trading on October 31, 2023. Trading will begin on a stock dividend-adjusted basis on November 1, 2023.

“In addition, Stephen Krallman has given his resignation notice to the Company and the Board would like to thank him for his service at AAMC for the last two years. Stephen has agreed to continue to work with the Company as a consultant to assist Richard Rodick in the transition to his new role”, announced Chairman Byrd. “We are very pleased that Rick has joined our Company. He brings over 30 years of financial leadership in a wide range of industries and six years in public accounting with a Big Four audit firm. He has been a Controller and a CFO for both public and private multinational entities. Rick will be an invaluable addition to our senior management team as we move forward with the restructure of mortgage operations and consider opportunistic new ventures.”

About AAMC

AAMC acquires, originates and manages mortgage loans, mortgage-backed securities and equity investments in underserved markets. Additional information is available at www.altisourceamc.com.

Exhibit 99.1
AAMC works to employ capital light operating strategies that have historically been implemented across a variety of industry sectors ranging from REIT management and title insurance and reinsurance to private loan acquisition, origination and disposition. AAMC is committed to an investment philosophy of opportunistic deployment of capital in new ventures that we believe will be accretive to shareholder value. We are likewise committed, as a matter of core corporate values, to exemplary environmental, social and governance principles.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.